Exhibit 10.02

CONVERTIBLE PROMISSORY NOTE

Effective Date: May 20, 2016	U.S. $1,242,500.00

FOR VALUE RECEIVED, Notis Global, Inc., a Nevada corporation (“Borrower”), promises to pay to Chicago Venture Partners, L.P., a Utah limited partnership, or its successors or assigns (“Lender”), $1,242,500.00 and any interest, fees, charges, and late fees on the date that is fifteen (15) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance (including all Tranches (as defined below), both Conversion Eligible Tranches (as defined below) and Subsequent Tranches (as defined below) that have not yet become Conversion Eligible Tranches) at the rate of ten percent (10%) per annum from the Purchase Price Date until the same is paid in full. This Convertible Promissory Note (this “Note”) is issued and made effective as of May 20, 2016 (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement dated May 20, 2016, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an OID of $112,500.00. In addition, Borrower agrees to pay $5,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of this Note. The purchase price for this Note shall be $1,125,000.00 (the “Purchase Price”), computed as follows: $1,242,500.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by delivery to Borrower at Closing of the Secured Investor Notes (as defined in the Purchase Agreement) and a wire transfer of immediately available funds in the amount of the Initial Cash Purchase Price (as defined in the Purchase Agreement). This Note shall be comprised of nine (9) tranches (each, a “Tranche”), consisting of (i) an initial Tranche in an amount equal to $142,500.00 and any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (as defined in the Purchase Agreement) (the “Initial Tranche”), and (ii) eight (8) additional Tranches, each in the amount of $137,500.00, plus any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (each, a “Subsequent Tranche”). The Initial Tranche shall correspond to the Initial Cash Purchase Price, $12,500.00 of the OID and the Transaction Expense Amount, and may be converted any time subsequent to the Purchase Price Date. The first Subsequent Tranche shall correspond to Secured Investor Note #1 and $12,500.00 of the OID, the second Subsequent Tranche shall correspond to Secured Investor Note #2 and $12,500.00 of the OID, the third Subsequent Tranche shall correspond to Secured Investor Note #3 and $12,500.00 of the OID, the fourth Subsequent Tranche shall correspond to Secured Investor Note #4 and $12,500.00 of the OID, the fifth Subsequent Tranche shall correspond to Secured Investor Note #5 and $12,500.00 of the OID, the sixth Subsequent Tranche shall correspond to Secured Investor Note #6 and $12,500.00 of the OID, the seventh Subsequent Tranche shall correspond to Secured Investor Note #7 and $12,500.00 of the OID, and the eighth Subsequent Tranche shall correspond to Secured Investor Note #8 and $12,500.00 of the OID. Lender’s right to convert any portion of any of the Subsequent Tranches is conditioned upon Lender’s payment in full of the Secured Investor Note corresponding to such Subsequent Tranche (upon the satisfaction of such condition, such Subsequent Tranche becomes a “Conversion Eligible Tranche”). In the event Lender exercises its Lender Offset Right (as defined below) with respect to a portion of an Investor Note and pays in full the remaining outstanding balance of such Investor Note, the Subsequent Tranche that corresponds to such Investor Note shall be deemed to be a Conversion Eligible Tranche only for the portion of such Tranche that was paid for in cash by Lender and the portion of such Investor Note that was offset pursuant to Lender’s exercise of the Lender Offset Right shall not be included in the applicable Conversion Eligible Tranche. For the avoidance of doubt, subject to the other terms and conditions hereof, the Initial Tranche shall be deemed a Conversion Eligible Tranche as of the Purchase Price Date for all purposes hereunder and, subject to Section 3.2 below, may be converted in whole or in part at any time subsequent to the Purchase Price Date, and each Subsequent Tranche that becomes a Conversion Eligible Tranche may be converted in whole or in part at any time subsequent to the first date on which such Subsequent Tranche becomes a Conversion Eligible Tranche. For all purposes hereunder, Conversion Eligible Tranches shall be converted (or, in the Event of Default, redeemed, as applicable) in order of the lowest-numbered Conversion Eligible Tranche and Conversion Eligible Tranches may be converted (or, in the Event of Default, redeemed, as applicable) in one or more separate Conversions (as defined below), as determined in Lender’s sole discretion. At all times hereunder, the aggregate amount of any costs, fees or charges incurred by or assessable against Borrower hereunder, including, without limitation, any fees, charges or premiums incurred in connection with an Event of Default (as defined below), shall be added to the lowest-numbered then-current Conversion Eligible Tranche.

1.       Payment; Prepayment. Provided there is an Outstanding Balance, on each Installment Date (as defined below), Borrower shall pay to Lender an amount equal to the Installment Amount (as defined below) due on such Installment Date in accordance with Section 8. All payments owing hereunder shall be in lawful money of the United States of America, as provided for herein, and delivered to Lender at the address furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal. Notwithstanding the foregoing, so long as Borrower has not received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares (as defined below) have not yet been delivered and so long as no Event of Default has occurred since the Effective Date then Borrower shall have the right, exercisable on not less than five (5) Trading Days prior written notice to Lender to prepay the Outstanding Balance of this Note, in full, in accordance with this Section 1. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered address and shall state: (i) that Borrower is exercising its right to prepay this Note, and (ii) the date of prepayment, which shall be not less than five (5) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 125% (the “Prepayment Premium”) multiplied by the then Outstanding Balance of this Note (the “Optional Prepayment Amount”). In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date or without delivering an Optional Prepayment Notice to Lender as set forth herein without Lender’s prior written consent, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is five (5) Trading Days from the date that the Optional Prepayment Amount was delivered to Lender. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within two (2) Trading Days following the Optional Prepayment Date, Borrower shall forfeit its right to prepay this Note for a period of thirty (30) Trading Days.

2.       Security. This Note is unsecured.

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3.       Lender Optional Conversion.

3.1.       Conversion Price. The conversion price for each Conversion (the “Conversion Price”) shall be 50% (the “Conversion Factor”) of the lowest Closing Bid Price in the twenty (20) Trading Days immediately preceding the applicable Conversion.

3.2.       Conversions. Lender has the right at any time after the occurrence of an Event of Default hereunder until the Outstanding Balance has been paid in full, including without limitation until any Optional Prepayment Date (even if Lender has received an Optional Prepayment Notice) or at any time thereafter with respect to any amount that is not prepaid at its election, to convert (each instance of conversion is referred to herein as a “Conversion”) all or any part of the Outstanding Balance (other than any amounts due for Subsequent Tranches or for any Conversion Shares that have already been converted) into shares (“Conversion Shares”) of fully paid and non-assessable common stock, $0.001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price. Conversion notices in the form attached hereto as Exhibit A (each, a “Conversion Notice”) may be effectively delivered to Borrower by any method of Lender’s choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 9 below.

3.3.       Application to Outstanding Balance. Notwithstanding anything to the contrary herein and for the avoidance of doubt, any Conversion Amount from any Conversion for which Lender receives Conversion Shares shall be applied towards and shall reduce the Outstanding Balance, without the need for Lender to provide any separate notice regarding such application of the Conversion Amount.

4.       Defaults and Remedies.

4.1.       Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower shall fail to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) Borrower shall fail to deliver any Conversion Shares in accordance with the terms hereof; (c) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (d) Borrower shall make a general assignment for the benefit of creditors; (e) Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary proceeding shall be commenced or filed against Borrower; (g) Borrower shall default or otherwise fail to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document, other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement; (h) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; (i) Borrower shall fail to maintain the Share Reserve as required under the Purchase Agreement; (j) Borrower effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to Lender; (k) any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $200,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; (l) Borrower shall fail to be DWAC Eligible; or (m) Borrower shall fail to observe or perform any covenant set forth in Section 4 of the Purchase Agreement.

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4.2.       Remedies. At any time and from time to time after Lender becoming aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at 125% of the Outstanding Balance. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing); provided, that Lender may not apply the Default Effect with respect to more than two (2) separate Events of Default. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (c), (d), (e), or (f), of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at 125% of the Outstanding Balance, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law (“Default Interest”). For the avoidance of doubt, Lender may continue making Conversions at any time following an Event of Default until such time as the Outstanding Balance is paid in full. Additionally, following the occurrence of any Event of Default, Borrower may, at its option, pay any Conversion in cash instead of Conversion Shares by paying to Lender on or before the applicable Delivery Date (as defined below) a cash amount equal to the number of Conversion Shares set forth in the applicable Conversion Notice multiplied by the highest intra-day trading price of the Common Stock that occurs during the period beginning on the date the applicable Event of Default occurred and ending on the date of the applicable Conversion Notice. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Notes as required pursuant to the terms hereof.

4.3.       Cross Default. A breach or default by Borrower of any covenant or other term or condition contained in any Other Agreements shall, at the option of Lender, be considered an Event of Default under this Note, in which event Lender shall be entitled (but in no event required) to apply all rights and remedies of Lender under the terms of this Note.

5.       Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset (except as set forth in Section 19 below), deduction or counterclaim of any kind. Borrower hereby waives any rights of offset (except as set forth in Section 19 below) it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

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6.       Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7.       Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

8.       Borrower Installments. On the date that is six (6) months from the date hereof and on the same day of each month thereafter until the Maturity Date (each, an “Installment Date”), Borrower shall pay to Lender the applicable Installment Amount due on such date; provided, however, that, for the avoidance of doubt, Borrower shall only be obligated to pay the Installment Amount with respect to Conversion Eligible Tranches and if the Conversion Eligible Outstanding Balance is less than the Installment Amount on any given Installment Date, then in such event Borrower shall only be obligated to pay the Conversion Eligible Outstanding Balance (and if there is no Conversion Eligible Outstanding Balance on an Installment Date, Borrower shall not be obligated to pay any Installment Amount to Lender on such Installment Date). Payment of each Installment Amount shall be made in cash.

9.       Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the date of delivery of a Conversion Notice (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Conversion Notice. If Borrower is not DWAC Eligible, it shall deliver to Lender or its broker (as designated in the Conversion Notice), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Borrower or its transfer agent refuses to deliver any Conversion Shares to Lender without a restricted securities legend on grounds that the sale of such Conversion Shares on the date of their conversion would not comply with Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Section 9. In conjunction therewith, Borrower will also deliver to Lender a letter from its counsel or its transfer agent’s counsel explaining as to why the resale of such Conversion Shares on the date of their conversion would not comply with Rule 144.

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10.      Conversion Delays. If Borrower fails to deliver Conversion Shares in accordance with the timeframes stated in Section 9, Lender, at any time prior to selling all of those Conversion Shares, as applicable, may rescind in whole or in part that particular Conversion attributable to the unsold Conversion Shares, with a corresponding increase to the Outstanding Balance (it is the Lender’s and Borrower’s expectations, subject to applicable law, including Rule 144 of the Securities Act of 1933 as interpreted by the Securities and Exchange Commission or its staff, that any returned amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). In addition, for each Conversion, in the event that Conversion Shares are not delivered by the fourth Trading Day (inclusive of the day of the Conversion), a late fee equal to the greater of (a) $500.00 and (b) 2% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Share Value) will be assessed for each day after the third Trading Day (inclusive of the day of the Conversion) until Conversion Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the “Conversion Delay Late Fees”). For illustration purposes only, if Lender delivers a Conversion Notice to Borrower pursuant to which Borrower is required to deliver 100,000 Conversion Shares to Lender and on the Delivery Date such Conversion Shares have a Conversion Share Value of $20,000.00 (assuming a Closing Trade Price on the Delivery Date of $0.20 per share of Common Stock), then in such event a Conversion Delay Late Fee in the amount of $500.00 per day (the greater of $500.00 per day and $20,000.00 multiplied by 2%, which is $400.00) would be added to the Outstanding Balance of this Note until such Conversion Shares are delivered to Lender. For purposes of this example, if the Conversion Shares are delivered to Lender twenty (20) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $10,000.00 (20 days multiplied by $500.00 per day). If the Conversion Shares are delivered to Lender one hundred (100) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $40,000.00 (100 days multiplied by $500.00 per day, but capped at 200% of the Conversion Share Value).

11.      Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then Borrower must not issue to Lender shares of Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. By written notice to Borrower, Lender may increase the Maximum Percentage to 9.99%, decrease the Maximum Percentage as to itself but any such increase or decrease will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

12.      Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys’ fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.

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13.      Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

14.       Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

15.      Resolution of Disputes.

15.1.      Arbitration of Disputes. By its acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

15.2.      Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any Calculation (as defined in the Purchase Agreement), such dispute will be resolved in the manner set forth in the Purchase Agreement.

16.      Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

17.      Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

18.      Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

19.      Offset Rights. Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, (a) the parties hereto acknowledge and agree that Lender maintains a right of offset pursuant to the terms of the Secured Investor Notes that, under certain circumstances, permits Lender to deduct amounts owed by Borrower under this Note from amounts otherwise owed by Lender under the Secured Investor Notes (the “Lender Offset Right”), and (b) at any time Borrower shall be entitled to deduct and offset any amount owing by the initial Lender under the Secured Investor Notes from any amount owed by Borrower under this Note (the “Borrower Offset Right”). In order to exercise the Borrower Offset Right, Borrower must deliver to Lender (a) a completed and signed Borrower Offset Right Notice in the form attached hereto as Exhibit B, (b) the original Investor Note being offset marked “cancelled” or, in the event the applicable Investor Note has been lost, stolen or destroyed, a lost note affidavit in a form reasonably acceptable to Lender, and (c) a check payable to Lender in the amount of $250.00. In the event that Borrower’s exercise of the Borrower Offset Right results in the full satisfaction of Borrower’s obligations under this Note, Lender shall return the original Note to Borrower marked “cancelled” or, in the event this Note has been lost, stolen or destroyed, a lost note affidavit in a form reasonably acceptable to Borrower. For the avoidance of doubt, Borrower shall not incur any Prepayment Premium set forth in Section 1 hereof with respect to any portions of this Note that are satisfied by way of a Borrower Offset Right or Lender Offset Right, nor shall any Event of Default exist with respect to any portions of this Note that are satisfied by way of a Borrower Offset Right or Lender Offset Right. Furthermore, no OID shall accrue or be applicable to any portions of this Note that are satisfied by way of a Borrower Offset Right or Lender Offset Right.

20.      Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

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21.      Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

22.      Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that, subject to applicable law, including Rule 144 of the Securities Act of 1933 as interpreted by the Securities and Exchange Commission or its staff, any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

23.      Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

24.      Voluntary Agreement. Borrower has carefully read this Note and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Note voluntarily and without any duress or undue influence by Lender or anyone else.

25.      Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Notis Global, Inc.

By:	/s/ Jeffrey Goh
Name:	Jeffrey Goh
Title:	President and CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Chicago Venture Partners, L.P.

By:	Chicago Venture Management, L.L.C.,
its General Partner

By:	CVM, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Convertible Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1.       “Bloomberg” means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by Lender and reasonably satisfactory to Borrower).

A2.      “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. If Lender and Borrower are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved in accordance with the procedures in Section 15.2. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A3.      “Conversion Eligible Outstanding Balance” means the Outstanding Balance of this Note less the sum of each Subsequent Tranche (or any tranche that Borrower or Lender has elected to offset) that has not yet become a Conversion Eligible Tranche (i.e., Lender has not yet paid the outstanding balance of the Secured Investor Note that corresponds to such Subsequent Tranche).

A4.      “Conversion Share Value” means the product of the number of Conversion Shares deliverable pursuant to any Conversion multiplied by the Closing Trade Price of the Common Stock on the Delivery Date for such Conversion.

A5.      “Default Effect” means multiplying the Conversion Eligible Outstanding Balance as of the date the applicable Event of Default occurred by 125%.

A6.      “DTC” means the Depository Trust Company or any successor thereto.

A7.      “DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender’s brokerage firm for the benefit of Lender.

A8.      “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A9.      “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A10.    “DWAC Eligible” means that (a) Borrower’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system, (b) Borrower has been approved (without revocation) by DTC’s underwriting department, (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program, (d) the Conversion Shares are otherwise eligible for delivery via DWAC; (e) Borrower has previously delivered all Conversion Shares to Lender via DWAC; and (f) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

Attachment 1 to Convertible Promissory Note, Page 1

A11.    “Installment Amount” means $124,250.00 ($1,242,500.00 ÷ 10), plus the sum of any accrued and unpaid interest on all Conversion Eligible Tranches as of the applicable Installment Date, and accrued and unpaid late charges, if any, under this Note as of the applicable Installment Date, and any other amounts accruing or owing to Lender under this Note as of such Installment Date; provided, however, that, if the remaining amount owing under all then-existing Conversion Eligible Tranches or otherwise with respect to this Note as of the applicable Installment Date is less than the Installment Amount set forth above, then the Installment Amount for such Installment Date (and only such Installment Amount) shall be reduced (and only reduced) by the amount necessary to cause such Installment Amount to equal such outstanding amount.

A12.    “OID” means an original issue discount.

A13.    “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.

A14.    “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

A15.    “Purchase Price Date” means the date the Initial Cash Purchase Price is delivered by Lender to Borrower.

A16.    “Trading Day” means any day on which the New York Stock Exchange is open for trading.

A17.    “VWAP” means the volume weighted average price of the Common stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

Attachment 1 to Convertible Promissory Note, Page 2